Exhibit 4.1
GLOBAL COMMON EQUIVALENT SECURITY CERTIFICATE
THE COMMON EQUIVALENT SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO COMPUTERSHARE TRUST COMPANY, N.A. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NUMBER CES-	CES

See Reverse for	CUSIP [ • ]
certain definitions
BANK OF AMERICA CORPORATION
COMMON EQUIVALENT SECURITIES, EACH CONSISTING OF (i) ONE
DEPOSITARY SHARE, REPRESENTING A 1/1,000TH INTEREST IN A SHARE OF
COMMON EQUIVALENT JUNIOR PREFERRED STOCK, SERIES S AND (ii) ONE
CONTINGENT WARRANT TO PURCHASE [ • ] OF A SHARE OF COMMON STOCK
THIS CERTIFIES THAT CEDE & Co. is the owner of ___Common Equivalent
Securities of Bank of America Corporation (the “Company”).
     Each Common Equivalent Security consists of (i) one depositary share (the “Depositary Share”), representing a 1/1,000th interest in a share of the Company’s Common Equivalent Junior Preferred Stock, Series S (the “Common Equivalent Stock”) of the Company and (ii) a contingent warrant to purchase [ • ] of a share of common stock at an exercise price of $0.01 per share (the “Contingent Warrant”).
     At issuance, the Depositary Share and the Contingent Warrant will not be separable and, thereafter, the Depositary Share and the Contingent Warrant will separate as provided herein, in the Deposit Agreement (as defined below) and in the Form of Warrant appended hereto. The

Depositary Share and the Contingent Warrant will separate at 9:30 a.m., New York City time, on the first business day following the earliest to occur of the following: (1) the Company obtaining stockholder approval at a special stockholders’ meeting of an amendment to its Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to an amount sufficient to effect the full conversion of the Company’s Common Equivalent Junior Preferred Stock, Series S (the “Amendment”) or the effectiveness of the Amendment, if later; (2) the stockholders rejection of the Amendment; and (3) the 105th day following the completion of the offering of the Common Equivalent Securities. Upon separation, the Common Equivalent Securities will cease to exist, and the holder of any Common Equivalent Securities will become the holder of the Depositary Shares and Contingent Warrants (if any) underlying such Common Equivalent Securities and will have such rights as are provided for under the terms and conditions thereof.
     The Depositary Shares, when issued, will be deposited against delivery of Depositary Receipts (the “Depositary Receipts”), which will evidence the Depositary Shares, that are to be issued by Computershare Trust Company, N.A., as depository (the “Depository”), under the Deposit Agreement dated December [ • ], 2009, by and among the Company, Computershare Inc., the Depository and the holders from time to time of the Depositary Receipts described therein (the “Deposit Agreement”). Computershare Trust Company, N.A. and Computershare Inc., collectively, will serve as warrant agent for the Contingent Warrants, pursuant to the Warrant Agent Agreement dated December [ • ], 2009, by and among the Company, Computershare Inc. and Computershare Trust Company, N.A. The Contingent Warrants are subject to the terms and provisions of the Form of Contingent Warrant appended hereto, and the Depositary Shares are subject to the terms and provisions of the Deposit Agreement and the Form of Depositary Receipt appended hereto. The Company, Computershare Inc. and Computershare Trust Company, N.A. are each subject to the terms and provisions contained in the Deposit Agreement and the Warrant Agent Agreement, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Deposit Agreement and the Warrant Agent Agreement are filed at the office of the Depository and Warrant Agent at 250 Royall Street, Canton, Massachusetts 02021, and are available to any holders of the Common Equivalent Securities on written request and without cost. The Company intends to treat each Common Equivalent Security as consisting of two separate items of property for U.S. federal income tax purposes.
[Remainder of page intentionally left blank]

This certificate is not valid unless countersigned by the transfer agent and registrar of the Company.
Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By:

Name:
Title:

By:

Name:
Title:
Countersigned and Registered:
Computershare Trust Company, N.A.,
     Transfer Agent and Registrar

By:

Authorized Signatory

BANK OF AMERICA CORPORATION
     The Company will furnish without charge to each holder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each Common Equivalent Security of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
     TEN COM — as tenants in common
     TEN ENT — as tenants by the entireties
     IT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian		under

	(Cust)		(Minor)

Uniform Gifts to Minors Act	(state)
Additional Abbreviations may also be used though not in the above list
     For value received,                      hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE)

Common Equivalent Securities represented by the within Certificate, and do hereby irrevocably constitute and appoint                                          Attorney to transfer the said Common Equivalent Securities on the books of the within named Company will full power of substitution in the premises.
Dated
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

Form to be used to assign Common Equivalent Securities:
Bank of America Corporation
100 North Tryon Street
Charlotte, NC 28255
ASSIGNMENT
(To be executed by the registered Holder to effect a transfer of the within Common Equivalent
Securities):
FOR VALUE RECEIVED, does hereby sell, assign and transfer unto                                          the right to purchase Common Equivalent Securities of BANK OF AMERICA CORPORATION (“Company”) evidenced by the within Global Common Equivalent Security Certificate and does hereby authorize the Company to transfer such right on the books of the Company.
Date:                     , 2009

Signature

Signature Guaranteed
NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN GLOBAL COMMON EQUIVALENT SECURITY CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

FORM OF WARRANT TO PURCHASE COMMON STOCK
WARRANT
to purchase
[     •     ]
Shares of Common Stock
Of

BANK OF AMERICA CORPORATION
Issue Date: December      , 2009
1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.
     “Amendment” means the amendment to the Company’s charter increasing the Company’s authorized Common Stock to permit the conversion of all Series S Securities into Common Stock.
     “Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.
     “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York or the State of North Carolina generally are authorized or required by law or other governmental actions to close.
     “Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.
     “Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.
     “Common Stock” refers to shares of common stock of the Company, $0.01 par value per share.
     “Company” means Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware.
     “Constituent Person” has the meaning set forth in Section 13(a).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     “Exchange Property” has the meaning set forth in Section 13(a).
     “Exercise Period” means the period commencing on (and including) 9:30 a.m. New York City time on the Exercise Activation Date and ending at the Expiration Time; provided, that, if Stockholder Approval is received prior to the Exercise Activation Date, this Warrant shall not be exercisable and shall expire as provided in Section 3(b) and 3(c) below.
     “Exercise Rate” has the meaning set forth in Section 2.
     “Expiration Time” has the meaning set forth in Section 3(c).
     “Exercise Activation Date” means the Business Day immediately following the day on which the first Stockholder No-Vote occurs.
     “Issue Date” means the date set forth on the first page of this Warrant.
     “Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two independent members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair market value per share of such security as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose and certified in a resolution to the Warrantholder. For the purposes of determining the Market Price of the Common Stock on the Trading Day preceding, on or following the occurrence of an event, (i) that Trading Day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that Trading Day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).
     “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.
     “Record Date” has the meaning set forth in Section 12(c).
     “Reorganization Event” has the meaning set forth in Section 13(a).
     “SEC” means the U.S. Securities and Exchange Commission.

     “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
     “Separation Date” means 9:30 a.m., New York City time, on the earlier of (i) the Business Day immediately following the date that is 105 days after the Issue Date and (ii) the Exercise Activation Date.
     “Series S Certificate of Designations” has the meaning set forth in Section 12(g).
     “Series S Securities” means the Common Equivalent Junior Preferred Stock, Series S of the Company issued on the Issue Date.
     “Stockholder Approval” means a vote of the Company’s stockholders authorizing the Amendment.
     “Stockholder No-Vote” means a vote of the Company’s stockholders rejecting the Amendment.
     “Shares” means shares of Common Stock to which the Warrantholder is entitled pursuant to this Warrant.
     “Trading Day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a Business Day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a Business Day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.
     “U.S. GAAP” means United States generally accepted accounting principles.
     “Units” means the common equivalent securities issued by the Company on the Issue Date, each consisting of (i) one depositary share representing a 1/1000th interest in a share of the Company’s Series S Securities and (ii) a Warrant.
     “Warrantholder” has the meaning set forth in Section 2.
     “Warrant” means this Warrant, which is one of a series of warrants issued pursuant to that certain Underwriting Agreement by and between the Company and the Representatives named therein, dated December ___, 2009, and the issuance of which has been registered by the Company with the SEC pursuant to the Company’s Registration Statement on Form S-3 (No. 333-158663) (the “Registration Statement”).

2. Number of Shares; Exercise Price.
     This certifies that, for value received, the registered holder or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of the number of fully paid and nonassessable shares of Common Stock (the “Exercise Rate”) equal to the product of (A) the number of Units held by the holder of the Warrant immediately prior to the Separation Date multiplied by (B) the quotient of (x) [     •     ] divided by (y) the aggregate number of Units outstanding immediately prior to the Separation Date, at a purchase price per share of Common Stock equal to $0.01 (the “Exercise Price”).
3. Exercise of Warrant; Term; Expiration.
     (a) Subject to Sections 2, 3(b) and 3(c), to the extent permitted by applicable laws and regulations, the right to purchase the Shares shall be exercisable in whole or in part by the Warrantholder, at any time or from time to time during the Exercise Period by (i) delivery of a written notice to the Company in accordance with Section 19, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Warrantholder’s election to exercise this Warrant and (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds. The Warrantholder shall not be required to surrender this Warrant in order to effect an exercise hereunder, provided that this Warrant is surrendered to the Company by the second Trading Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (the “Exercise Delivery Documents”). On or before the first Trading Day following the date on which the Company has received the Exercise Delivery Documents, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Warrantholder and the Company’s transfer agent for the Common Stock (the “Transfer Agent”). The Company shall deliver any objection to the Exercise Delivery Documents on or before the second Trading Day following the date on which the Company has received all of the Exercise Delivery Documents. In the event of any discrepancy or dispute, the records of the Company shall be controlling and determinative in the absence of manifest error. On or before the third Trading Day following the date on which the Company has received all of the Exercise Delivery Documents and after the Company shall have received this Warrant (the “Share Delivery Date”), the Company shall, (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (the “FAST Program”) and so long as the certificates therefor are not required to bear a legend regarding restriction on transferability, upon the request of the Warrantholder, credit such aggregate number of shares of Common Stock to which the Warrantholder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the FAST Program or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents and surrender of this Warrant, the Warrantholder shall be deemed for all corporate purposes to have become the holder of record of the Shares with respect to which this Warrant has been exercised, irrespective of the date such Shares are credited to the Warrantholder’s DTC account or the date of delivery of the certificates evidencing such Shares, as the case may be. If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.
     (b) If Stockholder Approval is received prior to the Exercise Activation Date, then this Warrant shall not at any time be, or become, exercisable and shall expire (and become null and void) 9:30 a.m., New York City time, on the first Business Day following effectiveness of the Amendment.
     (c) If at any time the Warrant becomes exercisable, it shall expire (and shall become null and void) at 5:30 p.m. (New York City time) on the 30th day after the Exercise Activation Date (the “Expiration Time”).
4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time. No later than the Exercise Activation Date, the Company will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.
5. No Fractional Shares or Scrip; Cash Payments in Lieu of Fractional Shares. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. Instead, a Warrantholder who otherwise would have received a fraction of a Share will receive an amount in cash rounded to the nearest cent. This cash amount will be equal to such Warrantholder’s proportionate interest in the net proceeds from the sale in the open market, from time to time during or at the conclusion of the Exercise Period, by Computershare, Inc., acting as the Warrant Agent on behalf of all such holders, of the aggregate fractional Shares that would otherwise be issued upon the exercise of the Warrant.

6. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.
7. Tax Treatment. This Warrant constitutes an item of property separate from the Series S Securities for all tax purposes.
8. Separation/Transfer/Assignment. This Warrant is not separable from the Unit of which it is a part prior to the Separation Date. Following the Separation Date, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and one or more new warrants shall be prepared and delivered by the Company, of the same tenor and date as this Warrant and providing for the right to purchase the same aggregate number of shares of Common Stock as the Warrant is then exercisable for, but each registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the Company in accordance with Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.
9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.
10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.
11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.
12. Adjustments.
     (a) The Exercise Rate shall be subject to adjustment from time to time due to a combination (including without limitation a reverse stock split) of Common Stock, in which event the Exercise Rate will be adjusted based on the following formula:

ER1	=	ER0 x (OS1 / OS0)

where,

ER0	=	the Exercise Rate in effect at the close of business on the Record Date

ER1	=	the Exercise Rate in effect immediately after the Record Date

OS0	=	the number of shares of Common Stock outstanding at the close of business on the Record Date prior to giving effect to such event

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event
     (b) When No Adjustment Required.
          (i) The Exercise Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing or for the repurchase of Common Stock.
          (ii) No adjustment of the Exercise Rate will be made if, as a result of such adjustment, the Exercise Rate would decrease to an amount per share of Common Stock less than $0.01.
          (iii) No adjustment of the Exercise Rate need be made as a result of: (A) the issuance of rights to purchase Common Stock pursuant to a stockholders rights plan (“Rights”); (B) the distribution of separate certificates representing Rights; (C) the exercise or redemption of Rights in accordance with any rights agreement; or (D) the termination or invalidation of Rights, in each case, pursuant to the Company’s stockholder rights plan existing on the Issue Date, as amended, modified, or supplemented from time to time, or any newly adopted stockholder rights plans; provided, however, that to the extent that the Company has a stockholder rights plan in effect on the date on which this Warrant is exercised, the Warrantholder shall receive, in addition to the shares of Common Stock, the rights under such stockholder rights plan. In the event that the Company proposes to distribute Rights under any stockholder rights plan after the Exercise Activation Date, the Company shall give notice to the Warrantholder, in the manner set forth in Section 12(g).
          (iv) No adjustment to the Exercise Rate need be made:
(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan;
(B) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries; or

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date.
          (v) No adjustment to the Exercise Rate need be made for a change in the par value of the Common Stock.
          (vi) No adjustment to the Exercise Rate need be made for the issuance of shares of Common Stock, convertible securities, warrants, or rights to acquire shares of Common Stock (whether or not such rights are issued to employees of the Company) in the transactions described in the Company’s Current Report on Form 8-K dated December ___, 2009, or for the issuance of the shares of Common Stock pursuant to such convertible securities, warrants or rights.
     (c) Record Date. For purposes of this Section 12, “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (d) Successive Adjustments. After an adjustment to the Exercise Rate under this Section 12, any subsequent event requiring an adjustment under this Section 12 shall cause an adjustment to such Exercise Rate as so adjusted.
     (e) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12 shall be made to the nearest one-ten-thousandth (1/10,000th) of a share (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Rate shall be made if the amount of such adjustment would be less than one one-hundredth (1/100th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1/100th of a share of Common Stock, or more.
     (f) Statement Regarding Adjustments. Whenever the Exercise Rate shall be adjusted as provided in Section 12(a), the Company shall promptly file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Rate that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent, in accordance with the provisions of Section 19, to each Warrantholder at the address appearing in the Company’s records.
     (g) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in Section 12(a) above or any action of the type described in Section I(e) of the certificate of designations of the Series S Securities (the “Series S Certificate of Designations”) (but only if the action of the type described in Section 12(a) above or Section

I(e) of the Series S Certificate of Designations would result in an adjustment in the Exercise Rate or the Conversion Rate, respectively), the Company shall give notice to the Warrantholder, in the manner set forth in this Section 12(g), which notice shall specify the Record Date, if any, with respect to any such action and the approximate date on which such action is to take place. If the proposed action is of the type described in Section 12(a) above, such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Rate and the number of shares which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a Record Date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.
     (h) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to Section 12(a), the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange, NASDAQ Stock Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to Section 12(a).
13. Adjustment for Reorganization Events.
     (a) Reorganization Events. In the event of:
          (i) any consolidation or merger of the Company with or into another person (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities other property of the Company or another corporation);
          (ii) any sale, transfer, lease or conveyance to another person of all or substantially all the property and assets of the Company; or
          (iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or any binding share exchange which reclassifies or changes its outstanding Common Stock;
     each of which is referred to as a “Reorganization Event,” the Warrantholder’s right to receive Shares upon exercise of this Warrant, without the consent of the Warrantholder, shall be converted (without any other change to the rights or limitations provided for herein) into the right to exercise this Warrant to acquire the kind and amount of securities, cash and other property (the “Exchange Property”) which the Common Stock issuable (at the time of such Reorganization Event) upon exercise of this Warrant immediately prior to such Reorganization Event would have been entitled to receive upon consummation of such Reorganization Event (without any interest thereon), where the holder of such Common Stock issuable upon such Reorganization Event were not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a

Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-Affiliates; provided that if the kind or amount of Exchange Property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate thereof, then for the purpose of this Section 13(a), the Exchange Property receivable upon such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election (or of all such holders if none make an election). If the date this Warrant is exercised follows a Reorganization Event, the Exercise Rate then in effect will be applied to the value on such date of such Exchange Property received per share of Common Stock, as determined in accordance with this Section 13.
     (b) Successive Reorganization Events. The above provisions of this Section 13 shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.
     (c) Reorganization Event Notice. The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Warrantholder of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 13.
14. No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.
15. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Company and the Warrantholder agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York for any civil action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Company at the address in Section 19 below and upon the Warrantholder at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9 hereof. To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.
16. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

17. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.
18. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Rate if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Charter. For the avoidance of doubt, none of the transactions described in the Company’s Form 8-K dated December ___, 2009 are prohibited by this Section 18 or would result in an adjustment to the Exercise Price.
19. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile or e-mail, upon confirmation of receipt, or (b) on the second Business Day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered to the parties at the following addresses, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Bank of America Corporation
Legal Department
NC1-002-29-01
101 South Tryon Street
Charlotte, North Carolina 28255
Attention:	General Counsel
Telephone:	(704) 386-4238
Facsimile:

With copies to:

McGuire Woods, LLP
201 North Tryon Street
Charlotte, North Carolina 28202
Attention:	Richard W. Viola
Telephone:	(704) 343-2149
Facsimile:	(704) 343-2300
20. Entire Agreement. This Warrant and the forms attached hereto (the terms of which are incorporated by reference herein) contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.
[Remainder of page intentionally left blank]

Exhibit A
[Form of Notice of Exercise]
Date:
TO: Bank of America Corporation
RE: Election to Purchase Common Stock
     The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.
Number of Shares of Common Stock
Method of Payment of Exercise Price
Aggregate Exercise Price:

Holder:
By:
Name:
Title:

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.
Dated:

BANK OF AMERICA CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title:
[Signature Page to Warrant]

FORM OF DEPOSITARY RECEIPT
THE DEPOSITARY SHARES REPRESENTED BY THIS RECEIPT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO COMPUTERSHARE TRUST COMPANY, N.A. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY SUCH AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Number DR-___	Depositary Shares (CUSIP 060505 427)
DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,
EACH REPRESENTING ONE ONE-THOUSANDTH OF ONE SHARE OF
COMMON EQUIVALENT JUNIOR PREFERRED STOCK, SERIES S, OF
BANK OF AMERICA CORPORATION
Incorporated under the laws of the State of Delaware
(See reverse for certain definitions.)
     Computershare Trust Company, N.A., a national banking association, as depository (the “Depository”), hereby certifies that CEDE & CO. is the registered owner of                      (                    ) DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing one one-thousandth of a share of Common Equivalent Junior Preferred Stock, Series S, par value $0.01 per share (the “Preferred Stock”), of BANK OF AMERICA CORPORATION, a Delaware corporation (the “Corporation”), on deposit with the Depository, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of December ___, 2009 (the “Deposit Agreement”), among the Corporation, Computershare Inc., the Depository and the Holders from time to time of the Depositary Receipts. The powers, designations, preferences and rights of the Preferred Stock are set forth in a Certificate of Designations filed with the Secretary of State of the State of Delaware. This Depositary Receipt is issuable to Cede & Co. as the registered owner of the Depositary Shares on the Separation Date (as defined in the Deposit Agreement). By accepting this Depositary Receipt, the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depository by the manual signature of a duly authorized officer or, if executed in facsimile by the Depository, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

Dated: December __, 2009	Computershare Trust Company, N.A., Depository

By:
Authorized Officer

Countersigned and Registered: Computershare Trust Company, N.A., Transfer Agent and Registrar

By:

Authorized Signatory

[REVERSE OF RECEIPT]
BANK OF AMERICA CORPORATION
     UPON REQUEST, BANK OF AMERICA CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF A DEPOSITARY RECEIPT WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF DESIGNATIONS OF THE COMMON EQUIVALENT JUNIOR PREFERRED STOCK, SERIES S, OF BANK OF AMERICA CORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITORY NAMED ON THE FACE OF THIS RECEIPT.
     The Corporation will furnish without charge to each holder of a depositary receipt who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences or rights. Such request may be made to the Corporation or to the Registrar.
KEEP THIS RECEIPT IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT RECEIPT.
The following abbreviations, when used in the inscription on the face of this receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT — _______Custodian_______
TEN ENT — as tenants by the entireties	(Cust) (Minor)
JT TEN — as joint tenants with right of survivorship and not as tenants in Common	Under Uniform Gifts to Minors Act (State)
Additional abbreviations may also be used though not in the above list.
For value received,                                          hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                         Depositary Shares represented by the within receipt, and do hereby irrevocably constitute and appoint Attorney to transfer the Depositary Shares on the books of the within named Depository with full power of substitution in the premises.
Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE RECEIPT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:	THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 14Ad-15.